UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/19/2009

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 20, 2009, Mr. John M. Dodson, 48, who joined Tesco Corporation (the "Corporation") in October 2009, was appointed Vice President and Corporate Controller. His duties will also encompass the responsibilities of Principal Accounting Officer. Prior to joining the Corporation, Mr. Dodson worked for Cal Dive International as Vice President – Accounting and Corporate Controller for four years. Before that, he was Corporate Controller for CapRock Communications for two years. Mr. Dodson has over 20 years of accounting and finance experience and is a Certified Public Accountant. In connection with his appointment, Mr. Dodson was awarded 7,500 restricted stock units and 13,000 stock options under the Corporation’s incentive plan. Mr. Dodson’s base annual salary is $190,000. He has a target bonus under the Corporation’s Short Term Incentive Plan of 35% of base salary, and a maximum of 70%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: November 24, 2009	By:	/s/ James A. Lank
James A. Lank Senior Vice President, General Counsel and Corporate Secretary